As filed with the Securities and Exchange Commission on December 1, 2005

Registration No. 333-110381

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TRIKON TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-4054321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Ringland Way,

Newport, South Wales

NP18 2TA

United Kingdom

44-1633-414-000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John Macneil

Chief Executive Officer

Trikon Technologies, Inc.

Ringland Way,

Newport, South Wales

NP18 2TA

United Kingdom

44-1633-414-000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven V. Bernard, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

The Registration Fee was previously calculated and paid in accordance with the filing of the Registration Statement on November 10, 2003

No Exhibits are filed with this Post-Effective Amendment

EXPLANATORY NOTE

Trikon Technologies, Inc. hereby amends its Registration Statement on Form S-3 (File No. 333-110381) (the “Registration Statement”) relating to the registration of 1,802,500 shares of common stock to permit resale by certain Selling Stockholders named therein, by filing this Post-Effective Amendment No. 1 (this “Amendment”). This Amendment is being filed to deregister all the shares of common stock which remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, South Wales, United Kingdom on this 1st day of December, 2005.

TRIKON TECHNOLOGIES, INC.

Signature	Title	Date

Principal Executive Officer:

/s/ John Macneil John Macneil	President and Chief Executive Officer	December 1, 2005

Principal Financial and Accounting Officer:

/s/ Martyn J. Tuffery Martyn J. Tuffery	Acting Chief Financial Officer and Secretary	December 1, 2005

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on this 1st day of December, 2005 by the following persons in the capacities indicated.

Christopher D. Dobson	Chairman of the Board	December 1, 2005

/s/ Richard M. Conn Richard M. Conn	Director	December 1, 2005

William W.R. Elder	Director	December 1, 2005

/s/ Robert R. Anderson Robert R. Anderson	Director	December 1, 2005

/s/ John Macneil John Macneil	Director	December 1, 2005

/s/ Nigel Wheeler Nigel Wheeler	Director	December 1, 2005